UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  2/15/2007

NESCO INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-28307

Nevada	13-3709558
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

305 Madison Avenue, New York, NY, 10165
(Address of Principal Executive Offices, Including Zip Code)

212-986-0886
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement.

On February 15, 2007, we consummated a financing transaction with certain unaffiliated accredited institutional investors (the "Investors") from which we have received gross proceeds of $4.150 million. In connection with the financing, pursuant to the terms of a Securities Purchase Agreement, we issued senior secured convertible promissory notes to the Investors in the aggregate original principal amount of approximately $4.456 million (the "Notes"), five-year warrants (the "Warrants") to purchase an aggregate of approximately 480 million shares of our common stock at a price (subject to certain adjustments) of $0.00464 per share. As security for our obligations, we, along with our subsidiaries, Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and Converting Sciences, Inc. (together, our “Subsidiaries”) entered into a Security Agreement with a collateral agent appointed by the Investors, pursuant to which we granted a security interest in all of our assets to the Investors. Our Subsidiaries are also parties to a Guaranty pursuant to which they have agreed to unconditionally guaranty our obligations under the Notes and the Warrants and the documents entered into by us in connection with the sale of the Notes and the Warrants. We also entered into a Registration Rights Agreement, pursuant to which we agreed to register for resale the shares of our common stock into which the Notes are convertible and the shares of our common stock for which the Warrants are exercisable.

We have used or will use the proceeds from the financing for the payment of fees and expenses relating to the financing, for general working capital and for the settlement or repayment of certain pre-existing indebtedness (the “Indebtedness”). The Indebtedness that has been repaid with proceeds from the financing includes payments totaling approximately $2.1 million pursuant to the settlement agreements entered into with the holders of our senior secured convertible notes, a payment of $200,000 in settlement of the principal and interest owed on a debenture held by a secured creditor, an initial payment of $50,000 in settlement of the principal and interest owed on a debenture held by a former officer and director, and a payment of $16,200 in settlement of amounts owed under an expired consultant agreement. The balance of the proceeds will be used to pay transaction expenses and for working capital.

The following summary description of the material agreements entered into in connection with the transaction described above is qualified in its entirety by reference to the copies of such material agreements filed as exhibits to this Current Report on Form 8-K.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the sale, in two closings, of (i) up to an aggregate amount of $5 million principal amount of the Notes for which the purchaser will pay approximately $0.93 for each $1.00 principal amount of Notes purchased. In the initial closing, which occurred on February 15, 2007, we sold approximately $4.456 million principal amount of Notes and issued five year Warrants to purchase approximately 480 million shares of our common stock at a price (subject to certain adjustments) of $0.00464 per share. In any second closing, which may occur at any time prior to our filing a registration statement to cover the resale of shares of common stock to be issued upon conversion of the Notes or exercise of the Warrants, we may sell up to $500,000 principal amount of Notes at the Purchase Price of $0.9300 for each $1.00 of principal amount of Notes and Warrants to acquire up to approximately 54 million shares of Common Stock.

The Securities Purchase Agreement provides to the Investors, for so long as the Notes remain outstanding, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us.

Note

The Notes bear interest at the rate of 9% per year, payable monthly in arrears, commencing March 1, 2007. We will be required to make monthly principal payments on the Notes beginning on April 1, 2008. Subject to certain mandatory prepayment provisions and events of default, unpaid principal and interest due under the Notes will become due and payable on February 15, 2009. Each Note is convertible, at the option of the holder, into shares of our common stock at a price of $0.00464 per share (the "Conversion Price"), subject to adjustment for stock splits, stock dividends, or similar transactions, sales of our common stock at a price per share below the Conversion Price or the issuance of convertible securities or options or warrants to purchase shares of our common stock at an exercise price or conversion price that is less than the Conversion Price.

Generally, the Notes provide for optional redemption by us at a redemption price equal to the greater of (i) 120% of the face amount redeemed (110% of the face amount redeemed for the first six months immediately following the date of issuance) and (ii) the product of (A) the remaining amount of the Note to be redeemed (including accrued and unpaid interest and late charges) divided by the conversion price in effect at the time of redemption and (B) the Weighted Average Price (as defined in the Note) at the time of such redemption.

The Note issued to BridgePointe Master Fund Ltd. (the "BridgePointe Note") provides for optional redemption by us only if (i) the Equity Payment Conditions (as defined in such Note) have all been met for each of the prior twenty (20) Trading Days, and (ii) the Market Price (as defined in the BridgePointe Note) of the Common Stock for each of the prior twenty (20) Trading Days exceeds 200% of the initial Conversion Price for the BridgePointe Note. If these conditions are and remain satisfied, the BridgePointe Note may be redeemed by us at a redemption price of 120% of the outstanding principal amount of the BridgePointe Note being redeemed (110% of the of the outstanding principal amount redeemed for the first six months immediately following the date of issuance), plus any accrued and unpaid Interest, fees and penalties. In addition, the holder of the BridgePointe Note will have the option to participate in any optional redemption being made by us with respect to the other Notes.

Events of default will result in a default rate of interest of 18% per year and the holder may require that the Note be redeemed at the Event of Default Redemption Price (as defined in the Note). The Event of Default Redemption Price includes various premiums depending on the nature of the event of default.

The Note also provides that in the event of a Change of Control (as defined in the Note), the holder may require that such holder's Note be redeemed at the Change of Control Redemption Price (as defined in the Note).

Warrants

The Warrants are exercisable at a price of $0.00464 per share for a period of five years from the date of issuance. The Warrants may also be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Warrants, issuances of convertible securities with a conversion price below the exercise price of the Warrants.

Security Agreement

We, along with our Subsidiaries, entered into a Security Agreement with the collateral agent for the benefit of the Investors. The Security Agreement provides for a lien in favor of the Investors on all of our assets, including the assets of each of our Subsidiaries.

Guaranty Agreement

Our Subsidiaries entered into a Guaranty Agreement, pursuant to which they have agreed to unconditionally guaranty our obligations under the Notes and the Warrants and the documents entered into by us in connection the sale of the Notes and the Warrants.

Registration Rights Agreement

We entered into a Registration Rights Agreement with the Investors. The Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Notes and the Warrants within 75 calendar days after the first closing date. We are required to cause such registration statement to become effective on or before the date which is 90 calendar days after the filing of such registration statement. In addition to it being an event of default under the Notes, if we fail to file such registration statement in the time frame required, fail to cause it to become effective in the time frame required, or fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, we will be required to make certain Registration Delay Payments (as defined in the Registration Rights Agreement), which shall not exceed, in the aggregate, 10% of the aggregate Purchase Price (as defined in the Note). Any amount we would owe in excess of that cap would cause the exercise price of the Warrants to immediately be reduced.

Settlement of Indebtedness

Contemporaneously with the closing of the financing, we settled certain of our outstanding Indebtedness and obtained the release of security interests in favor of the holders of the Indebtedness. Pursuant to settlement agreements entered into with the holders of our senior secured convertible notes in November 2006, we made payments totaling approximately $2.1 million to the holders of the senior secured convertible notes. Also pursuant to those settlement agreements, we are obligated, following the increase of our authorized common stock, to issue approximately 55 million shares of our common stock to the holders of the senior secured convertible notes. We settled with unrelated holders of our convertible subordinated debentures in a total amount of principal and unpaid interest of approximately $869,000 in exchange for the agreement to issue, following the increase of our authorized common stock, approximately 86.9 million shares of our common stock and warrants to purchase approximately 8.7 million shares of common stock. We settled with a related party to whom we owed approximately $2.3 million in the aggregate for (i) unpaid back rent and real estate taxes, (ii) loans made by such related party, and (iii) principal and interest relating to our convertible subordinated debentures held by such related party, in exchange for the agreement to issue, following the increase of our authorized common stock, approximately 439 million shares of our common stock and warrants to purchase approximately 133 million shares of our common stock. In addition, we entered into agreements with the holders of our subsidiary senior secured notes issued by Foam Manufacturing, Inc., which provided for the payment of the outstanding interest on such notes totaling approximately $78,000 at the closing of the financing and, upon the increase of our authorized common stock, for the conversion of the total principal of such notes of approximately $1.04 million into approximately 473 million shares of our common stock and warrants to acquire approximately 244 million shares of our common stock. We also settled the outstanding principal and interest owed under a secured note totaling approximately $740,000 for the payment of $200,000.

In addition, we entered into an agreement with our President and Chief Executive Officer for the settlement of unpaid compensation totaling approximately $271,000 from November 2005, which provides for the payment of 50% of the unpaid compensation six months from the payment of the Notes and the remaining 50% of the unpaid compensation on the one year anniversary of the payment of the Notes.

ITEM 3.02 Unregistered Sales of Equity Securities.

Item 1.01 above is incorporated into this Item 3.02 by reference.

Each Investor and each holder of Indebtedness settled or converted into the right to receive shares of our Common Stock and warrants to acquire Common Stock (collectively, the “Holders”) is an "accredited investor," as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). None of the Notes, the Warrants or the shares of our common stock underlying such securities were registered under the Securities Act, or the securities laws of any state and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. In addition, it is anticipated that none of the shares of common stock, warrants and shares underlying the warrants to be issued to the Holders will be registered under the Securities Act or the securities laws of any state. These securities were offered in settlement or conversion of the Indebtedness in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

We made this determination based on representations of the Investors and the Holders, which included, in pertinent part, that each Investor or Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that the Investor was acquiring the Notes and the Warrants and the Holder was acquiring our common stock and warrants for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that each Investor and Holder understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Thus, the Notes, the Warrants and shares of common stock underlying such securities and the shares of common stock and warrants to be issued to the Holders may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated as of February 15, 2007, by and among Nesco Industries, Inc. and the Investors

4.2	Form of Note

4.3	Form of Warrant

4.4	Registration Rights Agreement, dated as of February 15, 2007, among Nesco Industries, Inc. and the Investors

10.1	Guaranty, dated as of February 15, 2007, issued to the Investors by Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and Converting Sciences, Inc.

10.2	Security Agreement, dated as of February 15, 2007, by and among the Investors, Nesco Industries, Inc., Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and Converting Sciences, Inc.

10.3	Settlement Agreement, dated as of February 13, 2007, between Nesco Industries, Inc. and Matthew Harriton for the payment of unpaid compensation

10.4	Form of Settlement Agreements between Nesco Industries, Inc. and the Holders of the subsidiary senior secured notes

10.5	Form of Settlement Agreement between Nesco Industries, Inc. and the Holders of the convertible subordinated debentures

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Nesco Industries, Inc.

Date: February 22, 2007	By:	/s/ Matthew Harriton
Matthew Harriton
President

Exhibit Index

Exhibit No.	Description

4.1	Securities Purchase Agreement, dated as of February 15, 2007, by and among Nesco Industries, Inc. and the Investors

4.2	Form of Note

4.3	Form of Warrant

4.4	Registration Rights Agreement, dated as of February 15, 2007, among Nesco Industries, Inc. and the Investors

10.1	Guaranty, dated as of February 15, 2007, issued to the Investors by Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and Converting Sciences, Inc.

10.2	Security Agreement, dated as of February 15, 2007, by and among the Investors, Nesco Industries, Inc., Hydrogel Design Systems, Inc., Foam Manufacturing Inc. and Converting Sciences, Inc.

10.3	Settlement Agreement, dated as of February 13, 2007, between Nesco Industries, Inc. and Matthew Harriton for the payment of unpaid compensation

10.4	Form of Settlement Agreements between Nesco Industries, Inc. and the Holders of the subsidiary senior secured notes

10.5	Form of Settlement Agreement between Nesco Industries, Inc. and the Holders of the convertible subordinated debentures